Exhibit 31.1

CERTIFICATION

I, W. Edward Clingman, Jr., certify that:

1.	I have reviewed this annual report on Form 10-K of the Fruit Of The Loom Unsecured Creditors Trust;

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.	Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, changes in financial condition and cash flows of the UCT as of, and for, the periods presented in this annual report;

4.	I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the UCT and I have:

a)	designed such disclosure controls and procedures to ensure that material information relating to the UCT is made known to me by others within the entity, particularly during the period in which this annual report is being prepared;

b)	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	evaluated the effectiveness of the UCT’s disclosure controls and procedures as of the end of the period covered by this annual report (the “Evaluation Date”) and presented in this annual report my conclusions about the effectiveness of the disclosure controls and procedures based on my evaluation as of the Evaluation Date; and

d)	disclosed in this annual report any change in internal controls over financial reporting that occurred during the UCT’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the UCT’s internal control over financial reporting.

5.	I have disclosed, based on my most recent evaluation, to the representatives of the UCTAC:

a)	all significant deficiencies in the design or operation of internal controls which could adversely affect the UCT’s ability to record, process, summarize and report financial data; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the UCT’s internal controls.

Date: July 29, 2005	By:	Clingman & Hanger Management Associates, LLC as Trust Administrator of the Fruit Of The Loom Unsecured Creditors Trust

/s/ W. Edward Clingman, Jr.
W. Edward Clingman, Jr., Principal